                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                               (AMENDMENT NO. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             PINNACLE HOLDINGS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             PINNACLE HOLDINGS INC.

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 7, 2001

--------------------------------------------------------------------------------

Dear Pinnacle Stockholders:

     The 2001 meeting of Stockholders of Pinnacle Holdings Inc., a Delaware corporation ("Pinnacle" or the "Company"), will be held on Thursday, June 7, 2001 at 10:00 a.m., local time, at the Hyatt Sarasota located at 1000 Boulevard of the Arts, Sarasota, Florida 34236.

     Only stockholders who owned shares of our common stock at the close of business on April 9, 2001, can vote at this meeting or any adjournment that may take place. At the meeting we will:

     - elect five directors to serve for the ensuing year or until their successors are duly elected and qualified; and

     - attend to any other business properly presented at the meeting.

     Your Board of Directors recommends that you vote in favor of the proposals set forth in this proxy statement.

     A list of all stockholders entitled to vote at the meeting will be available for examination at our principal executive office located at 301 North Cattlemen Road, Suite 300, Sarasota, Florida 34232, for the 10 days before the meeting between 9:00 a.m. and 5:00 p.m., local time, and at the place of the meeting during the meeting.

     All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please fill in, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

     This proxy statement, accompanying proxy card and 2000 annual report are being mailed to stockholders beginning on or about May 7, 2001, in connection with the solicitation of proxies by the Board of Directors of Pinnacle.

                                        FOR THE BOARD OF DIRECTORS OF
                                        PINNACLE HOLDINGS INC.

                                    /s/ STEVEN R. DAY
                                        Steven R. Day
                                        Secretary
May 7, 2001
Sarasota, Florida

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS.......................................    1
PROPOSALS YOU MAY VOTE ON...................................    4
  Proposal No. 1 -- Election of Directors...................    4
STOCK OWNERSHIP.............................................    5
STOCK PERFORMANCE GRAPH.....................................    7
  Section 16(a) Beneficial Ownership Reporting Compliance...    7
DIRECTORS AND EXECUTIVE OFFICERS............................    8
BOARD MEETINGS AND COMMITTEES...............................    9
COMPENSATION OF DIRECTORS...................................   10
EXECUTIVE COMPENSATION......................................   11
  Summary Compensation Table................................   11
  Employment Agreements and Termination Agreements..........   11
  Option Grants During 2000.................................   12
  Option Exercises During 2000 and Year End Option Values...   13
  Compensation Committee Interlocks and Insider
     Participation..........................................   13
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
  DIRECTORS.................................................   14
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.....   16
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............   18
  Pinnacle Towers II Inc....................................   18
  Pinnacle Towers III Inc...................................   18
  Pinnacle Towers IV Inc....................................   18
  Capital Contribution Agreement............................   19
INDEPENDENT AUDITORS........................................   19
  Change in Independent Public Accountants..................   19
OTHER MATTERS...............................................   20
APPENDIX I..................................................  I-1

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                             PINNACLE HOLDINGS INC.

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 7, 2001

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Pinnacle Holdings Inc. ("Pinnacle" or the "Company") of proxies to be voted at the meeting of Stockholders to be held on Thursday, June 7, 2001, at 10:00 a.m., and at any adjournment that may take place.

     The following is important information in a question-and-answer format regarding the meeting and this proxy statement.

                             QUESTIONS AND ANSWERS

Q: WHY DID YOU SEND ME THIS PROXY STATEMENT?

A: We sent you this proxy statement and the enclosed proxy card because
   Pinnacle's Board of Directors is soliciting your proxy to vote your shares at Pinnacle's 2001 meeting of Stockholders. This proxy statement summarizes information that we are required to provide to you by the Securities and Exchange Commission ("SEC") and which is designed to assist you in voting.

Q: WHAT MAY I VOTE ON?

A: - the election of five directors to serve for the ensuing year or until their successors are duly elected and qualified; and

   - to any other business properly presented at the meeting.

Q: HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

A: The Board recommends a vote FOR each of the proposals.

Q: WHO IS ENTITLED TO VOTE?

A: Only those who owned shares of Pinnacle's common stock at the close of business on April 9, 2001 (the "Record Date") are entitled to vote at the meeting.

Q: HOW DO I VOTE?

A: You may vote your shares either in person or by proxy. Whether you plan to attend the meeting and vote in person or not, we urge you to complete the enclosed proxy card and return it promptly in the enclosed envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the proposals. You have the right to revoke your proxy at any time before the meeting by:

   - notifying Pinnacle's Corporate Secretary in writing;

   - voting in person; or

   - returning a later-dated proxy card.

Q: HOW MANY SHARES CAN VOTE?

A: As of the Record Date, 48,430,593 shares of Pinnacle's common stock were issued and outstanding. Every Pinnacle stockholder is entitled to one vote for each share of common stock held on the Record Date.

Q: HOW CAN I CHANGE MY VOTE OR REVOKE MY PROXY?

A: You have the right to revoke your proxy and change your vote at any time before the meeting by notifying Pinnacle's Secretary in writing, or returning a later-dated proxy card. You may also revoke your proxy and change your vote by voting in person at the meeting.

Q: WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: It means you hold shares registered in more than one account. Sign and return all proxies to ensure that all your shares are voted.

Q: WHO WILL COUNT THE VOTE?

A: Representatives of First Union National Bank, Pinnacle's transfer agent, will count the votes and act as the inspector of election. Pinnacle believes that the procedures to be used by the inspector of election to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

Q: WHAT IS A "QUORUM"?

A: A "quorum" is a majority of the outstanding shares of Pinnacle's common stock. The shares may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held and action to be validly taken. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. Abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A withheld vote is the same as an abstention. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will not be counted as present with respect to that matter for purposes of establishing a quorum.

Q: WHO CAN ATTEND THE ANNUAL MEETING?

A: All stockholders as of the Record Date can attend. If your shares are held in the name of a broker or other nominee, please bring proof of share ownership with you to the meeting. A copy of your brokerage account statement or an omnibus proxy (which you can get from your broker) will serve as proof of share ownership.

Q: HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A: Although we do not know of any business to be considered at the meeting other than the proposals described in this proxy statement, if any other business is properly presented at the meeting, your signed proxy card gives authority to Steven R. Day and Robert J. Wolsey, or either of them, to vote on such matters at their discretion.

Q: WHEN ARE STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING OF STOCKHOLDERS
DUE?

A: All stockholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing, no later than December 20, 2001, to Pinnacle's Corporate Secretary, c/o Pinnacle Holdings Inc., 301 North Cattlemen Road, Suite 300, Sarasota, Florida 34232. You should also be aware of certain other requirements you must meet to have your proposal included in Pinnacle's proxy statement for the 2002 Annual Meeting of Stockholders that are explained in Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act").

   COPY OF BYLAW PROVISIONS: You may contact Pinnacle's Corporate Secretary at our headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals.

Q: WHO WILL PAY FOR THIS PROXY SOLICITATION?

A: Pinnacle will pay all the costs of soliciting these proxies. In addition to mailing proxy solicitation materials, our directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

                           PROPOSALS YOU MAY VOTE ON

PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

  Proposal

     Pinnacle has nominated five candidates for election to the Board. Detailed information on each of Pinnacle's nominees is provided beginning on page 8. All directors are elected annually and serve a one-year term until the next annual meeting. If any director is unable to stand for re-election, the Board may reduce the size of the Board, designate a substitute or leave a vacancy unfilled. If a substitute is designated, proxies voting on the original director candidate will be cast for the substituted candidate. We expect that each nominee, listed beginning on page 8, will be able and will not decline to serve as a director.

  Vote Required; Recommendation of the Board

     With respect to the election of directors, the five nominees receiving the highest number of FOR votes shall be elected to Pinnacle's Board. An abstention will have the same effect as a vote withheld for the election of directors, and, pursuant to Delaware law, a broker non-vote will not be treated as voting in person or by proxy on this proposal.

                                STOCK OWNERSHIP

     The following table shows the amount of Pinnacle common stock beneficially owned (unless otherwise indicated) as of the Record Date by (1) any person who is known by Pinnacle to be the beneficial owner of more than 5% of the outstanding shares of common stock, (2) Pinnacle's directors, (3) the executive officers named in the Summary Compensation Table below, and (4) all directors and executive officers of Pinnacle as a group.

                                                              SHARES BENEFICIALLY OWNED
                                                              -------------------------
NAME OF BENEFICIAL OWNER                                        NUMBER      PERCENTAGE
------------------------                                      ----------    -----------
Robert J. Wolsey(a).........................................    562,329         1.15%
James M. Dell'Apa(b)........................................    217,583        *
Steven R. Day(c)............................................    343,820        *
Jeffery J. Card(d)..........................................     15,000        *
Ben Gaboury(e)..............................................    147,795        *
David Koehler(f)............................................     28,000        *
Decker A. Todd(g)...........................................     24,823        *
G. Peter O'Brien(h).........................................     52,700        *
J. Clarke Smith(i)..........................................     48,000        *
Paula E. Boggs(j)...........................................     40,000        *
Morgan Stanley Dean Witter & Co
  1585 Broadway
  New York, New York 10036(k)...............................  3,383,832         6.91%
Franklin Resources, Inc.
  777 Mariners Island Boulevard
  San Mateo, California 94404(l)............................  2,818,475         5.76%
Massachusetts Financial Services Company
  500 Boylston Street
  Boston, Massachusetts 02116(m)............................  6,448,247        13.18%
Wellington Management Company, LLP
  75 State Street
  Boston, Massachusetts 02109(n)............................  5,397,600        11.03%
FMR Corp.
  82 Devonshire Street
  Boston, Massachusetts 02109(o)............................  6,979,175        14.26%
All directors and executive officers as a group(11)(p)......  1,508,950         3.08%

---------------

 *   Less than 1% of the outstanding common stock

(a) The number of shares shown in the table includes (i) 98,065 shares held directly by Mr. Wolsey, (ii) 5,774 shares held by Pantera, Inc., (iii) 288,682 shares held by Pantera Partnership Ltd. and (iv) 169,868 shares subject to stock options that are exercisable within 60 days of the Record Date.
(b) Mr. Dell'Apa resigned from Pinnacle effective October 16, 2000 and is no longer an executive officer.
(c) The number of shares shown in the table includes (i) 83,435 shares held directly by Mr. Day, (ii) 7,143 shares held by South Creek, Inc., (iii) 185,384 shares held by South Creek Partnership Ltd. and (iv) 67,858 shares subject to stock options that are exercisable within 60 days of the Record Date.
(d) Mr. Card resigned from Pinnacle effective March 14, 2001 and is no longer an executive officer.
(e) The number of shares shown in the table includes (i) 38,597 shares held directly by Mr. Gaboury and (ii) 109,198 shares subject to stock options that are exercisable within 60 days of the Record Date.
(f) The number of shares shown in the table includes (i) 18,000 shares held directly by Mr. Koehler and (ii) 10,000 shares subject to options that are exercisable within 60 days of the Record Date.
(g) The number of shares shown in the table are shares subject to stock options that are exercisable by Mr. Todd within 60 days of the Record Date.

(h) The number of shares shown in the table includes (i) 12,700 shares held directly by Mr. O'Brien and (ii) 40,000 shares subject to stock options that are exercisable within 60 days of the Record Date.
(i) The number of shares shown in the table includes (i) 8,000 shares held directly by Mr. Smith and (ii) 40,000 shares subject to options that are exercisable within 60 days of the Record Date.
(j) The number of shares shown in the tables includes only shares subject to stock options that are exercisable by Mrs. Boggs within 60 days of the Record Date.
(k) The number of shares shown in the table is based on a Schedule 13G filed with the SEC on January 31, 2001.
(l) The number of shares shown in the table is based on a Schedule 13G/A filed with the SEC on February 12, 2001.
(m) The number of shares shown in the table is based on a Schedule 13G/A filed with the SEC on February 12, 2001.
(n) The number of shares shown in the table is based on a Schedule 13G/A filed with the SEC on February 13, 2001.
(o) The number of shares shown in the table is based on a Schedule 13G/A filed with the SEC on February 13, 2001.
(p) Includes 507,747 shares of common stock that are subject to stock options held by 8 executive officers and 3 non-employee directors that are exercisable within 60 days of the Record Date.

                            STOCK PERFORMANCE GRAPH

     The following graph is a comparison of the cumulative total returns for Pinnacle's common stock as compared with the cumulative total return for The Nasdaq Stock Market (U.S.) Index and the average performance of a group consisting of Pinnacle's peer corporations on a line-of-business basis. The corporations making up the peer group are American Tower Corp., Crown Castle International Corp., SBA Communications Corp. and Spectrasite Holdings Inc. The cumulative return of Pinnacle was computed by dividing the difference between the price of Pinnacle's common stock at the end and the beginning of the measurement period (February 19, 1999 to December 31, 2000) by the price of Pinnacle's common stock at the beginning of the measurement period. The total return calculations are based upon an assumed $100 investment on February 19, 1999, the date of Pinnacle's initial public offering.

                         STOCK PRICE PERFORMANCE GRAPH

                                                                             NASDAQ STOCK MARKET (US      SELF-DETERMINED PEER
                                                 PINNACLE HOLDINGS INC.            COMPANIES)                     GROUP
                                                 ----------------------      -----------------------      --------------------
02/1999                                                   100.0                       100.0                       100.0
06/1999                                                   174.2                       117.9                        95.9
12/1999                                                   301.3                       178.6                       133.0
06/2000                                                   384.0                       174.8                       182.3
12/2000                                                    64.4                       107.8                       136.8

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Pinnacle's directors, executive officers and persons holding more than ten percent of our common stock to file initial reports of ownership on Form 3 and changes in ownership on Form 4 and Form 5 with the SEC. Such officers, directors and ten percent stockholders are also required by SEC rules to furnish Pinnacle with copies of all such forms that they file. The SEC has designated specific due dates for these reports and we must identify in this proxy statement those persons who did not file these reports when due.

     Based solely on its review of copies of such forms received by Pinnacle and written representations from certain reporting persons, Pinnacle believes that only the following reports were not timely filed in fiscal 2000: Mr. Gaboury failed to timely file one Form 4 reporting two transactions, Mr. Koehler failed to timely file one Form 4 reporting seven transactions, Ms. Shirley failed to timely file one Form 4 reporting one transaction, Mr. O'Brien failed to timely file one Form 4 reporting seven transactions, Mr. Smith failed to timely file his Form 3 and one Form 4 reporting two transactions and Mr. Card failed to timely file his Form 3 and one amended Form 4 reporting four transactions.

                        DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information as of the Record Date, concerning Pinnacle's executive officers, continuing directors, and nominee for re-election as a director.

                                                                                              YEAR FIRST
                                                                                               BECAME A
NAME                                                       POSITION(S)                  AGE    DIRECTOR
----                                                       -----------                  ---   -----------
Robert J. Wolsey..........................  Director, President and Chief Executive
                                            Officer                                     50       1995
Steven R. Day.............................  Director, Vice President, Secretary, Chief
                                              Operating Officer and Chief Financial
                                              Officer                                   48       1997
Ben Gaboury...............................  President of Pinnacle Towers Inc.           50         --
David Koehler.............................  Vice President of Finance                   43         --
Decker A. Todd............................  Assistant Secretary and Controller          39         --
Christine E. Shirley......................  Vice President and Treasurer                38         --
G. Peter O'Brien(1)(2)....................  Director                                    55       1999
J. Clarke Smith(1)(2).....................  Director                                    58       2000
Paula E. Boggs(1)(2)......................  Director                                    41       2000

---------------

(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.

     Robert J. Wolsey. Mr. Wolsey is primarily responsible for the overall direction of our acquisitions and operations and has substantial experience in consolidating fragmented industries. From 1990 to 1994, Mr. Wolsey was Chief Executive Officer of Pittencrieff Communications, Inc., a regional consolidator of SMR operators. From 1983 to 1989, as President of Pittencrieff PLC and a predecessor company, Mr. Wolsey was involved with oil and gas assets. He has a Bachelor of Science (Honors) degree in Color Physics from the University of Manchester.

     Steven R. Day. Mr. Day is primarily responsible for the overall management of our operations and has substantial financial, legal, administrative and integration experience and in March 2001, he resumed his role as interim Chief Financial Officer. Before becoming Chief Operating Officer and reassuming the role of Chief Financial Officer, Mr. Day was Chief Financial Officer. Mr. Day was a partner in the accounting firm of PricewaterhouseCoopers LLP until joining us in February 1997. Since 1986, he has been involved with high-growth companies, principally in technology-based industries and, for the last several years, worked with large venture capital and leveraged buyout firms in his role in the PricewaterhouseCoopers LLP Mergers and Acquisitions Group. Mr. Day earned a Masters of Business Administration at Loyola University of Chicago and a Bachelor of Arts degree at the University of West Florida.

     Ben Gaboury. Mr. Gaboury is primarily responsible for our sales and marketing operations. Mr. Gaboury was employed for 17 years with Motorola in various sales and sales management positions. Before joining us in October 1996, Mr. Gaboury was responsible for planning the strategy that Motorola employed in connection with the build out of its SMR network in New York and the New England area. He then executed the plan to market SMR services as well as related rental towers. Mr. Gaboury holds a Masters Degree from Jersey City State College and a Bachelors Degree from Fairleigh Dickinson University.

     David Koehler. Mr. Koehler joined the Company as the Vice President of Finance in September, 1999. Previously, Mr. Koehler was the Chief Financial Officer of Fauquier Bank; a Virginia based commercial bank from 1994 to 1999. Prior to 1994, Mr. Koehler served four years as Vice President with Crestar Security Corporation's investment banking division. Additionally, he worked in PricewaterhouseCoopers LLP's and Ernst & Young's consulting practices. He graduated in 1984 with a Bachelor of Science from Old Dominion University with majors in accounting, finance and management information services. He is a Certified Public Accountant in Virginia.

     Decker A. Todd. Mr. Todd has served as Pinnacle's Assistant Secretary and Controller since January 1998. Mr. Todd also served as Pinnacle's Treasurer until October 1, 1999. Prior to joining Pinnacle, Mr. Todd was the Director of Operations of Progressive Business Solutions, Inc. (October 1996 through October
1997)
and as Vice President of Finance, Chief Financial Officer, Secretary and Director of Check Express, Inc. (October 1993 through February 1996). From 1984 to 1993, Mr. Todd was an accountant serving in various capacities at PricewaterhouseCoopers, LLP.

     Christine E. Shirley. Ms. Shirley has served as Pinnacle's Vice President and Treasurer since October 1, 1999. Prior to joining Pinnacle, Ms. Shirley served as Vice President of Finance of Riscorp, Inc. (November 1991 through April 1998), Chief Financial Officer of Spartan Premier, Inc. (June 1998 through January 1999) and as an Independent Consultant (January 1999 through September
1999).

     G. Peter O'Brien. Mr. O'Brien recently retired as a managing director of Merrill Lynch, Pierce, Fenner & Smith Incorporated after working in the Equity Capital Markets area for 28 years. Mr. O'Brien is presently a member of the Board of the Legg Mason Family of Mutual Funds, a member of the Board of the Renaissance Capital Greenwich Fund and a member of the Colgate University Board of Trustees. Mr. O'Brien is a graduate of the Columbia Business School and Colgate University.

     J. Clarke Smith. Mr. Smith recently retired as Vice President -- Finance and Administration, Chief Financial Officer, and Treasurer of Aerial Communications, Inc. ("Aerial"). He had served as a Director of Aerial since February 1996. Prior to that, he was President and Chief Executive Officer of Mortgage Edge Corporation from 1993 to 1995 and President of Sears Savings Bank from 1989 to 1993.

     Paula E. Boggs. Ms. Boggs has served as Vice President, Senior Deputy General Counsel for Dell Computer Corporation since June 1997. Ms. Boggs provides legal counsel in connection with Dell's global Home and Small Business organization, Worldwide Operations, Board of Directors audit committee and Dell compliance efforts. Prior to that, Ms. Boggs was a partner with the law firm of Preston Gates & Ellis LLP from January 1995 to May 1997. Ms. Boggs currently serves on The Johns Hopkins University Board of Trustees and is a member of the American Bar Association House of Delegates. Ms. Boggs has a law degree from the University of California at Berkeley and a bachelor's degree in international studies from The Johns Hopkins University.

                         BOARD MEETINGS AND COMMITTEES

     During 2000, the Board held a total of 13 meetings (excluding Board meetings by action by written consent). No director attended fewer than 75% of the aggregate of either (1) the total number of Board meetings that were held during the period for which he was a director or (2) the total number of committee meetings of the Board on which he served that were held during the period for which he was a director. The Board currently has a Compensation Committee, Executive Committee and an Audit Committee; however, it currently has no nominating committee or other committee performing similar functions.

     - Compensation Committee. Pinnacle's Compensation Committee consists of Mrs. Boggs, Mr. O'Brien and Mr. Smith. The Compensation Committee establishes the compensation of Pinnacle's executive officers. The Compensation Committee also administers Pinnacle's Stock Incentive Plan and determines the amount, exercise price and vesting schedules of stock options awarded thereunder. The Compensation Committee met three times in 2000.

     - Audit Committee. Pinnacle's Board has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix I to this proxy statement. Pinnacle's Audit Committee consists of Mrs. Boggs, Mr. O'Brien and Mr. Smith. Mrs. Boggs and Messrs. O'Brien and Smith are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the accountants, considers the range of audit and non-audit fees and reviews the adequacy of Pinnacle's internal accounting controls. The Audit Committee discusses with the auditors their independence and obtains at least annually the auditors written statement describing their independent status. The Audit Committee reviews with management of Pinnacle and the independent auditors, financial statements and any financial reports or other financial information submitted to the public. The Audit Committee is also responsible for the review of transactions between Pinnacle and any affiliate or entity in which a Company affiliate has a material interest. The Audit Committee met separately approximately six times in 2000. Additionally, the members of the Audit Committee met informally in executive session during regular Board meetings.

                              COMPENSATION OF DIRECTORS

     All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board and committees of the Board. Directors who are employees of Pinnacle do not receive any fee in addition to their regular salary for serving on the Board. Non-employee directors generally receive an annual fee of approximately $25,000 for each full year on the Board; plus $1,000 for each Board meeting attended; an additional $1,000 for each Committee meeting attended, if such meeting occurs on a day other than the day the Board meets; and each non-employee director has received a one-time grant of 10,000 stock options for appointment to the Board and annual grants that vary in amount, of which 30,000 stock options were granted to each non-employee director in 2000.

                             EXECUTIVE COMPENSATION

     Under rules established by the SEC, Pinnacle is required to provide certain information concerning total compensation earned or paid to: (1) the Chief Executive Officer of Pinnacle and (2) the four other most highly compensated executive officers whose annual salaries and bonuses exceeded $100,000 during 2000. Such information is also provided for two former executive officers who would have been two of the four most highly compensated executive officers during 2000 had they stayed through the end of the fiscal year (such seven individuals, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

     The following table sets forth certain compensation information for the Named Executive Officers.

                                                ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                       -------------------------------------   ---------------------------------
                                                                   OTHER       RESTRICTED   SECURITIES
                                                                   ANNUAL        STOCK      UNDERLYING    LTIP      ALL OTHER
                                                                COMPENSATION     AWARDS      OPTIONS     PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION(1)  YEAR   SALARY ($)   BONUS ($)       ($)           ($)          (#)         ($)         ($)
------------------------------  ----   ----------   ---------   ------------   ----------   ----------   -------   ------------
Robert J. Wolsey..............  2000    337,500      170,000         --            --        400,000       --           --
  Director, President and       1999    284,124      100,000         --            --        692,525       --           --
  Chief Executive Officer       1998    230,731       70,000         --            --             --       --           --
Steven R. Day.................  2000    226,250      125,000         --            --        400,000       --           --
  Director, Vice President,     1999    189,449       75,000         --            --        325,000       --           --
  Secretary, Chief Operating    1998    153,808       15,000         --            --             --       --           --
  Officer and Chief
  Financial Officer
Ben Gaboury...................  2000    180,000       50,000         --            --         50,000       --           --
  Vice President of             1999    168,487       75,000         --            --        453,350       --           --
  Sales and Marketing           1998    129,453       15,000         --            --             --       --           --
David Koehler.................  2000    110,000           --         --            --             --       --           --
  Vice President of Finance     1999     32,083           --         --            --         50,000       --           --
                                1998         --           --         --            --             --       --           --
Decker A. Todd................  2000    110,000           --         --            --         30,000       --           --
  Assistant Secretary and       1999     93,594        7,770         --            --         87,058       --           --
  Controller                    1998     80,944       15,406         --            --             --       --           --
James M. Dell'Apa(2)..........  2000    190,510       50,000         --            --             --       --           --
  Manager of Acquisitions       1999    238,008       50,000         --            --        403,350       --           --
                                1998    200,000       50,000         --            --             --       --           --
Jeffrey J. Card(3)............  2000     91,667       30,000         --            --             --       --           --
  Chief Financial Officer       1999         --           --         --            --             --       --           --
                                1998         --           --         --            --             --       --           --

---------------

(1) See also, "Employment Agreements."
(2) Mr. Dell'Apa resigned effective October 16, 2000.
(3) Mr. Card resigned effective March 14, 2001.

EMPLOYMENT AGREEMENTS AND TERMINATION AGREEMENTS

     Pinnacle has entered into employment agreements (the "Employment Agreements") with each of Messrs. Wolsey and Day (the "Principal Employees"). Pinnacle had an employment agreement with Mr. Dell'Apa that terminated upon his resignation from Pinnacle. The terms of the Employment Agreements are substantially similar. The Employment Agreements provide that each of the Principal Employees will be employed by Pinnacle until his resignation, death or disability or other incapacity, or until terminated by Pinnacle. Under the Employment Agreements, each of the Principal Employees will receive, among other things, (1) an annual base salary and (2) other benefits as described in the Employment Agreements (including all employee benefit plans and arrangements that are generally available to other employees). Each of the Employment Agreements includes noncompetition and nonsolicitation provisions restricting the respective employees' ability to engage in activities competitive with Pinnacle for a period of two years following termination of employment. In the event of the termination of an executive, the agreements provide for severance benefits including salary and health plan benefits for periods ranging from six to 18 months.

     Pinnacle signed an employment letter with Mr. Card which provides that he will receive, among other things, (1) an annual base salary and certain bonuses;
(2) other benefits as described in his employment letter, including certain option rights, and all employee benefit plans and arrangements that are generally available to other employees; (3) employment "at will;" and (4) severance benefits for a period of 12 months. Mr. Card resigned, effective March 14, 2001, and we are in the process of negotiating the terms of his severance.

OPTION GRANTS DURING 2000

     The following table sets forth information as to stock options granted to all Named Officers during the 2000. These options were granted under our Stock Incentive Plan and, unless otherwise indicated, provide for vesting as to 20% of the underlying common stock one year after the date of grant, then 20% each year thereafter. Options were granted at an exercise price equal to or greater than 110% of the fair market value of our common stock on the date of grant. The amounts under "Potential Realizable Value at Assumed Annual Rate of Stock Appreciation for Option Term" represent the hypothetical gains of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over their exercise price for the full ten-year term of the options. The assumed rates of appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future common stock prices.

                                   INDIVIDUAL GRANTS
                               --------------------------
                                              PERCENT OF                                POTENTIAL REALIZABLE VALUE
                                NUMBER OF       TOTAL                                   AT ASSUMED ANNUAL RATES OF
                               SECURITIES      OPTIONS      EXERCISE OF                STOCK PRICE APPRECIATION FOR
                               UNDERLYING     GRANTED TO       BASIC                            OPTION TERM
                                 OPTIONS     EMPLOYEES IN      PRICE      EXPIRATION   -----------------------------
NAME                           GRANTED (#)       2000         ($/SH)         DATE         5% ($)          10% ($)
----                           -----------   ------------   -----------   ----------   -------------   -------------
Robert J. Wolsey.............    400,000         19.81%       $8.6875      12/28/10     $2,185,409      $5,538,255
Steven R. Day................    400,000         19.81%        8.6875      12/28/10      2,185,409       5,538,255
Ben Gaboury..................     50,000          2.48%        8.6875      12/28/10        273,176         692,282
David Koehler................          0             0
Decker A. Todd...............     30,000          1.49%        8.6875      12/28/10        163,906         415,369
James M. Dell'Apa(1).........          0             0
Jeffrey J. Card(2)...........          0             0

---------------

(1) Mr. Dell'Apa resigned effective October 16, 2000 and pursuant to Pinnacle's option plan, such options are forfeited.
(2) Mr. Card resigned effective March 14, 2001 and pursuant to Pinnacle's option plan, such options are forfeited.

OPTION EXERCISES DURING 2000 AND YEAR END OPTION VALUES

     The following table sets forth certain information concerning the exercise of options during the fiscal year ended December 31, 2000, and the aggregate value of unexercised options at December 31, 2000, for each of the Named Executive Officers. Pinnacle does not have any outstanding stock appreciation rights.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                       OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                 SHARES                           DECEMBER 31, 2000 (#)       DECEMBER 31, 2000 ($)(2)
                              ACQUIRED ON         VALUE        ---------------------------   ---------------------------
NAME                          EXERCISE (#)   REALIZED ($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          ------------   ---------------   -----------   -------------   -----------   -------------
Robert J. Wolsey............     7,142           382,990         131,363        954,020             0         150,000
Steven R. Day...............     7,142           382,990          57,858        660,000             0         150,000
Ben Gaboury.................     7,142           382,990          83,528        412,680             0          18,750
David Koehler...............         0                 0          10,000         40,000             0               0
Decker A. Todd..............         0                 0          17,412         99,647             0          11,250
James M. Dell'Apa(3)........     7,142                 0               0              0             0               0
Jeffrey J. Card(3)..........         0                 0               0        450,000             0          56,250

---------------

(1) The closing price for Pinnacle's common stock as reported through the NASDAQ on March 23, 2000 was $67.625. "Valued Realized" is calculated on the basis of the difference between the option exercised price and $67.625 multiplied by the number of shares of Common Stock to which the exercise relates.
(2) These values, unlike the amounts set forth in the column entitled "Value Realized," have not been, and may never be, realized and are based on the positive spread between respective exercise prices of outstanding options and the closing price of Pinnacle's Common Stock on December 31, 2000, the last day of trading for fiscal 2000.
(3) Messrs. Dell'Apa and Card resigned effective October 16, 2000 and March 14, 2001, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Pinnacle's Compensation Committee is currently composed of Mrs. Boggs, Mr. O'Brien and Mr. Smith. No current or former member of the Compensation Committee is currently or was formerly an officer or an employee of Pinnacle or its subsidiaries.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Committee's Responsibilities: The Compensation Committee of Pinnacle's Board (the "Committee") has the responsibility to review, recommend and approve changes to Pinnacle's principal compensation policies and benefits programs; to administer Pinnacle's stock option plan, including approving stock option grants to executive officers and directors; and to ensure that Pinnacle's compensation policies are consistent with enhancing long term stockholder values. A separate committee of the Board, which consists of two inside directors, also has the authority to administer Pinnacle's stock option plan and to approve stock option grants to persons who perform services for Pinnacle and who are not currently and are not expected to subsequently become subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended. The Committee is composed of three non-employee independent directors. Reports of the Committee's actions are presented to the full Board. The purpose of this report is to summarize the philosophical principals, specific program objectives and other factors considered by the Committee in reaching its determinations regarding the compensation of Pinnacle's executive officers.

     Compensation Philosophy: The Committee has approved principals for the management compensation program that include both fixed and variable components that:

     - encourage the development and the achievement of strategic objectives that enhance long-term stockholder value,

     - attract, retain and motivate key personnel who contribute to the long-term success of Pinnacle, and

     - provide a compensation package that recognizes Pinnacle's performance as well an individual's personal contribution to that performance.

     Compensation Methodology: Pinnacle strives to provide a comprehensive executive compensation structure that is competitive and performance-based in order to attract and retain superior executive talent. The Committee reviews market data for peer group companies and assesses Pinnacle's competitive position for three components of executive compensation:

     - base salary,

     - annual incentives, and

     - long-term incentives.

     To assist the Committee in benchmarking the competitiveness of its compensation programs, Pinnacle uses third party firms that specialize in compensation matters. Through these firms the Committee has access to custom peer group surveys as well as broader compensation surveys of companies similar in size and complexity to Pinnacle. In addition, these firms assist the Committee in understanding market trends in executive compensation practices.

     Components of Compensation:

     - Base Salary. Base salary for all executive officer positions is targeted to be competitive with the average salaries of comparable executives at tower industry companies of similar size and is also intended to reflect consideration of an officer's experience, business judgment, and role in developing and implementing overall business strategy for Pinnacle. The Committee believes that Pinnacle's compensation of executive officers falls within the median of industry compensation levels. Base salaries are based upon qualitative and subjective factors and are formally reviewed by the Committee once a year. No specific formula is applied to determine the weight of each factor.

     - Bonuses. Bonuses for executive officers are intended to reflect Pinnacle's belief that a significant portion of the annual compensation of the executive should be contingent upon the performance of Pinnacle, as well as the individual's personal contribution to Pinnacle. Bonuses are paid on an annual basis and are based on qualitative and subjective factors, including the earnings before interest, depreciation and amortization of Pinnacle, business development, operational performance, an individual's personal contribution to Pinnacle and other measures of performance appropriate to the officer compensated.

     - Long-Term Incentives. Pinnacle utilizes stock options as long-term incentives to attract and retain key personnel or reward exceptional performance. Stock options are granted periodically by the Stock Option Committee and are based on both qualitative and subjective factors. Options are granted with an exercise price equal to the fair market value of Pinnacle's Common Stock on the last market trading day prior to the date of determination (determined in accordance with the option plan) and grants made during the last year vest over a period of 60 months. This is designed to create an incentive to increase stockholder value over the long-term since the options will provide value to the recipient only when the price of the stock increases above the exercise price.

     Chief Executive Officer Compensation: The base salary of Mr. Wolsey was increased to be competitive with the average salaries of comparable executives at companies of similar size, based on the Committee's review of third party compensation surveys, and to reflect the overall operating performance of Pinnacle during 2000. The Compensation Committee also awarded a bonus to Mr. Wolsey based upon certain subjective factors and the overall operating performance of Pinnacle during 2000.

     IRS Limits on Deductibility of Compensation: Section 162(m) of the Internal Revenue Code of 1986, as amended, with certain exceptions, limits Pinnacle's tax deduction for compensation paid to Named Executives to $1,000,000 per covered executive year. Pinnacle expects no adverse tax consequences under
Section 162(m) for 2000.

                                          By the Compensation Committee:

                                          Paula E. Boggs
                                          G. Peter O'Brien
                                          J. Clarke Smith

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     Pinnacle's Audit Committee serves to assist the Board in fulfilling the oversight responsibilities it has under the law with respect to financial reports and other financial information provided by Pinnacle to the public, Pinnacle's systems of internal controls regarding finance and accounting that management and the Board have established, and Pinnacle's auditing , accounting, and financial reporting processes generally. Pinnacle's management is responsible for preparing the Company's financial statements. The Company's independent auditors, Ernst & Young LLP, are responsible for auditing the financial statements. The activities of the Audit Committee are in no way designed to supersede or alter these traditional responsibilities. Except to the extent required by the Nasdaq Marketplace Rules, membership on the Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the Company's independent auditors and the internal audit staff have more available time and information than does the Committee. Accordingly, the Committee's role does not provide any special assurances with regard to the Company's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

     In this context, the Audit Committee reports as follows:

          1. The Audit Committee has reviewed and discussed the audited financial statements with Pinnacle's management.

          2. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380).

          3. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with Ernst & Young LLP their independence.

          4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to Pinnacle's Board, and the Board has approved, that the audited financial statements be included in Pinnacle's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

Submitted by

G. Peter O'Brien
J. Clarke Smith
Paula E. Boggs

Audit and Other Fees

     The fees billed to Pinnacle by Ernst & Young LLP for fiscal years 1999 & 2000 were as follows:

     Audit Fees. Ernst & Young LLP's fee for its audit of Pinnacle's 1999 and 2000 annual financial statements and its review of Pinnacle's quarterly financial statements was $1.5 million.

     Financial Information Systems Design and Implementation Fees. Ernst & Young LLP did not bill Pinnacle any fees related to financial information systems design and implementation.

     All Other Fees. Ernst & Young LLP did not bill Pinnacle any fee for other services rendered that are not described above.

     The Committee has considered whether the provision of the services included in the categories "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining Ernst & Young LLP's independence.

     The Directors who serve on the Audit Committee are all "Independent" for purposes of The Nasdaq listing standards. That is, the Board has determined that none of the Directors who serve on the Audit Committee has a relationship to Pinnacle that may interfere with his or her independence from Pinnacle or its management.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PINNACLE TOWERS II INC.

     In November 1997, certain Pinnacle stockholders formed Pinnacle Towers II Inc. ("PT II"). PT II is under common control with, and therefore is an affiliate of Pinnacle, because ABRY II and certain executives of Pinnacle control a majority of PT II stock. PT II was formed for the purpose of pursuing certain opportunities such as potential joint ventures and other businesses related to the tower rental industry.

     In November 1997, Pinnacle sold to PT II, for approximately $2.2 million, certain of its towers and projects-in-progress. Effective April 30, 1998, Pinnacle repurchased all of those assets from PT II. Currently, PT II has minimal assets and is an inactive company.

PINNACLE TOWERS III INC.

     Shortly after the August 1999 closing of Pinnacle's acquisition of approximately 1,858 communications sites from Motorola, Inc., Pinnacle transferred a portion of the rooftop communication sites it acquired from Motorola, Inc. to Pinnacle Towers III Inc. ("PT III"), a corporation in which Pinnacle owns substantially all of the equity interests, in exchange for $9.8 million of convertible preferred stock and a $39.2 million convertible promissory note, in order to minimize the risk that the ownership of or income from such assets might negatively affect Pinnacle's qualification as a Real Estate Investment Trust ("REIT"). Pinnacle has made its personnel, facilities and general and administrative overhead available to PT III, and PT III has agreed to reimburse Pinnacle for its costs incurred in doing so. During 2000, Pinnacle purchased approximately $2.5 million of additional nonvoting convertible preferred stock of PT III and approximately $10.0 million of additional convertible promissory notes. PT III used such funds to acquire all of the stock of two corporations which own and manage communications sites, and to acquire certain assets used in communication site management and related activities. Substantially all of the income derived from the activities described in the preceding sentence constitute income which is non-REIT qualifying. From PT III's date of organization until March 29, 2001, Messrs. Day and Woolsey, each executive officers of Pinnacle, owned approximately 91% of the outstanding voting stock of PT III, which represented a very limited portion of the overall equity capital of the PT III. On March 29, 2001, in connection with a restructuring by Pinnacle of its investment in PT III made possible by REIT tax law changes which took effect during 2001, Pinnacle paid $4,500.00 to each of Messrs. Day and Woolsey for his voting stock of PT III, representing an amount less than the original purchase price paid by him for such stock. Prior to Pinnacle's purchase of such shares from each of Messrs. Day and Woolsey, PT III transferred substantially all of its non-REIT qualifying assets to Pinnacle Towers V, Inc. ("PT IV"), a wholly owned subsidiary of PT III in furtherance of the aforementioned restructuring.

PINNACLE TOWERS IV INC.

     In August 2000, Pinnacle made investments in Pinnacle Towers IV Inc. ("PT IV"), a corporation in which Pinnacle owns substantially all of the equity interests. Pinnacle's investment in a convertible promissory note of PT IV in the amount of $9.6 million and in convertible preferred stock in an amount of $2.4 million were used by PT IV to acquire all of the stock of a corporation involved in antenna site management activities which Pinnacle determined were non-REIT qualifying. Pinnacle has made its personnel, facilities and general and administrative overhead available to PT IV, and PT IV has agreed to reimburse Pinnacle for its costs incurred in doing so. From PT IV's date of organization until March 29, 2001, Messrs. Day and Woolsey, each executive officers of Pinnacle, owned approximately 91% of the outstanding voting stock of PT IV, which represented a very limited portion of the overall equity capital of PT IV. On March 29, 2001, in connection with a restructuring of Pinnacle's investment in PT IV made possible by REIT tax law changes which took effect during 2001, Pinnacle paid $1,000.00 to each of Messrs. Day and Woolsey for his voting stock of PT IV, representing an amount less than the original purchase price paid by him for such stock.

CAPITAL CONTRIBUTION AGREEMENT

     Pursuant to our credit facility, we entered into a capital contribution agreement with ABRY II and NationsBank of Texas, N.A. on February 26, 1998, which agreement was replaced by a similar capital contribution agreement between the same parties as of May 29, 1998, which was thereafter amended in January 1999 (as amended, the "Capital Contribution Agreement"), pursuant to which ABRY II agreed to make capital contributions to us, up to an aggregate capital contribution of $50.0 million, in an amount equal to (1) 100% of our general and administrative expenses and corporate development expenses and (2) certain amounts, including the amount necessary to cure any payment or financial covenant default under our credit facility. From January 1, 1999 through the Company's IPO on February 19, 1999, $37.2 million remained outstanding under the Capital Contribution Agreement, at which time such amount was paid in full with proceeds from the IPO. A subsequent amendment to our credit facility eliminated the requirement that we have the Capital Contribution Agreement in effect. In addition, ABRY II has guaranteed an additional $3.9 million of other Company debt that remains outstanding.

                              INDEPENDENT AUDITORS

     The consolidated financial statements of the Company for the year ended December 31, 2000 have been audited by Ernst & Young LLP, an independent auditor. The Board of Directors is scheduled to select, later this year, the independent auditor to perform the audit for the Company for the current year ending December 31, 2001, accordingly, no independent accountant has yet been selected for the current year. A representative of Ernst & Young LLP will be present at the annual meeting of stockholders in order to make a statement if they desire and to be available to respond to appropriate questions.

CHANGE IN INDEPENDENT PUBLIC ACCOUNTANTS

     On April 18, 2001 we determined that Ernst & Young LLP ("E&Y"), rather than PricewaterhouseCoopers LLP ("PwC"), will audit our restated financial statements for the fiscal year ending December 31, 1999. As previously disclosed, E&Y will also audit our financial statements for the fiscal year ending December 31, 2000. Accordingly, PwC's services as our independent accountant with respect to the audit of the restated 1999 financial statements has ceased effective April 18, 2001 upon our determination to have E&Y perform the audit of our restated 1999 financial statements.

     During the period from March 15, 2001 to April 18, 2001, there were no disagreements with PwC, except that in connection with the preparation of our restated 1999 financial statements, a disagreement arose with PwC with respect to our decision to expense certain costs previously capitalized in 1999 as direct costs of the acquisition of the Motorola Antenna Site business, and PwC has advised that in its view this amount is immaterial. The restated 1999 financial statements will reflect the expense of such amounts. Our management presented our audit committee with information regarding the foregoing disagreement. The audit committee has not, however, directly discussed the disagreement with PwC. We have authorized PwC to respond fully to any inquiries of E&Y regarding the above matters.

     We requested that PwC furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements above. A copy of the letter furnished by PwC in response to that request, dated April 24, 2001, is filed as Exhibit 16.1 to our Form 8-K/A.

                                 OTHER MATTERS

     Pinnacle knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as Pinnacle may recommend.

     It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to fill-in, date, execute and return, at your earliest convenience, the accompanying proxy card in the enclosed envelope.

                                          THE BOARD OF DIRECTORS OF
                                          PINNACLE HOLDINGS INC.

Sarasota, Florida
May 7, 2001

                                                                      APPENDIX I

                            PINNACLE HOLDINGS, INC.

                            AUDIT COMMITTEE CHARTER

ROLE, MEMBERSHIP, AND INDEPENDENCE

     The primary function of the audit committee of the board of directors of Pinnacle Holdings, Inc. (the "Company") is to assist the board of directors in fulfilling the oversight responsibilities it has under the law with respect to the financial reports and other financial information provided by the Company to the public, the Company's systems of internal controls regarding finance and accounting that management and the board have established, and the Company's auditing, accounting, and financial reporting processes generally. Members of the audit committee shall be elected annually by the full board and shall hold office until the earlier of: (1) the election of their respective successors;
(2) the end of their service as a director of the Company (whether through resignation, removal, expiration of term or death); or (3) their resignation from the committee. The membership of the audit committee shall consist of at least three independent directors (as defined in the relevant exchange listing standards) each of whom is able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and statement of cash flows, or will become able to do so within a reasonable period after his or her appointment. At least one member of the committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience that results in the individuals financial sophistication. The external auditors, in their capacity as independent public accountants, shall be responsible to the board of directors and the audit committee as representatives of the shareholders. The audit committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, and management of the Company. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose, or any other internal or external resources the committee requires to carry out its responsibilities.

RESPONSIBILITIES

     The audit committee's responsibilities shall:

     - A recommendation to the board for the selection and retention of the independent accountant who audits the financial statements of the Company. The committee shall ensure receipt of a formal written statement from the external auditors consistent with standards set by the Independence Standards Board. Additionally, the committee shall discuss with the auditor relationships or services that may affect auditor objectivity or independence. If the committee is not satisfied with the auditors assurances of independence, it shall take or recommend to the board appropriate action to ensure the independence of the external auditor.

     - Review of financial statements and any financial reports or other financial information submitted to the public with management and the independent auditor. It is anticipated that these discussions may include quality of earnings, discussions of significant items subject to estimate, consideration of the suitability of accounting principles, audit adjustments (whether or not recorded), and such other inquiries as may be deemed appropriate by the audit committee.

     - Periodic discussion with management and the auditors regarding the quality and adequacy of the Company's internal controls.

     - Review with financial management and the independent accountants all major financial reports in advance of filing or distribution.

     - Periodic reporting on audit committee activities to the full board and issuance annually of a summary report that may be suitable for submission to the shareholders.

               - FOLD AND DETACH HERE AND READ THE REVERSE SIDE -
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                             PINNACLE HOLDINGS INC.

                        PROXY SOLICITED BY THE BOARD FOR
                         ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints Robert J. Wolsey and Steven R. Day, or either of them, each with power of substitution and revocation, as the proxy or proxies of the undersigned to represent the undersigned and vote all shares of the common stock of Pinnacle Holdings Inc., that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Pinnacle Holdings Inc., to be held at the Hyatt Sarasota, located at 1000 Boulevard of the Arts, Sarasota, Florida 34236 on June 7, 2001, at 10:00 a.m., and at any adjournments thereof, upon the matters set forth on the reverse side and more fully described in the notice and proxy statement for said Annual Meeting and in their discretion upon all other matters that may properly come before said Annual Meeting.

         CONTINUED AND TO BE SIGNED ON REVERSE SIDE           ---------------------
                                                                   SEE REVERSE
                                                                       SIDE
                                                              ---------------------

               T FOLD AND DETACH HERE AND READ THE REVERSE SIDE T
--------------------------------------------------------------------------------

     PLEASE MARK
                      THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE
                      WITH THE CHOICES MADE. WHEN
[X]  VOTES AS IN      NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR ALL LISTED
                      NOMINEES FOR DIRECTOR, AND AS THE
     THIS EXAMPLE.
                      PROXYHOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY
                      PROPERLY COME BEFORE THE
                      ANNUAL MEETING.

1.  Election of Directors:                                   2.  With discretionary authority on such other matters as
                                                             may
                                                                properly come before the Annual Meeting.

NOMINEES:    Robert J. Wolsey, Steven R. Day, G. Peter O'Brien, J. Clarke Smith
             and Paula E. Boggs

[ ]  FOR ALL NOMINEES
[ ]  WITHHELD FROM ALL NOMINEES

     ---------------------------------------------------------
[ ]  For all nominees except as noted on the line above

                                     MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL
                                     MEETING                                 [ ]
                                     MARK HERE FOR ADDRESS CHANGE AND NOTE AT
                                     LEFT                                    [ ]

                                                              The Annual Meeting may be held as scheduled only if a majority of the shares outstanding are represented at the Annual Meeting by attendance or proxy. Accordingly, please complete this proxy, and return it promptly in the enclosed envelope.

                                                              Dated:                                                    , 2001
                                                                      ----------------------------
                                                              -------------------------------------------
                                                              Signature
                                                              -------------------------------------------
                                                              Signature if held jointly
                                                              Please date and sign exactly as your name(s) appear on your shares. If signing for estates, trusts, partnerships,
                                                              corporations or other entities, your title or capacity should be stated. If shares are held jointly, each holder should sign.

 PLEASE MARK, SIGN, DATE AND RETURN
              THE PROXY
  CARD PROMPTLY USING THE ENCLOSED
              ENVELOPE